  Exhibit 10.31

 PROMISSORY NOTE

Original Issuance Date: February 15,2019	Principal Amount: $50,000.00

THIS PROMISSORY NOTE is duly authorized and validly Note of Guided Therapeutics, Inc., a Delaware corporation, (the "Company"), having its principal place of business at 5835 Peachtree Corners East, Suite B, Norcross, Georgia 30092.

FOR VALUE RECEIVED, the undersigned promises to pay to John W. Gould ("Holder") the principal sum of FIFTY THOUSAND DOLLARS AND 00/100 CENTS ($50,000.00), and no fee or interest, for the total of FIFTY THOUSAND DOLLARS AND 00/ 100 CENTS ($50,000.00), in lawful money of the United States of America, at such place as Holder may designate in writing.

The entire unpaid principal balance due on this Promissory Note (this "Note"), together with all accrued and unpaid interest and fees, if any, at the choice of the Holder, shall be due and payable in full from the funds received by the Company from a financing of at least $1 ,000,000.00 DOLLARS (one million U.S. dollars, zero cents) or to be included as part of the Company's financing. Should the Company not complete a financing of at least $1,000,000 within 90 days of the execution of thi s Promissory Note, any unpaid amounts shall be due in full to the Holder and shall accrue 6% annual interest from the date thereof if not paid in full.

In addition, the Holder of this Note shall be granted 10 (ten) warrants for each dollar loaned to the Company under this Promissory Note. The warrants shall vest upon the financing of at least $1,000,000.00 DOLLARS and expire on the third anniversary of said financing. The warrant exercise price shall be set at market price as defined by the five day volume adjusted weighted price (VW AP), or alternatively the same as for warrants granted to investors as part of any $1 million dollar or more financing of the Company.

All parties to thi s Note, including maker and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note, notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest, if any; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent ofany of them.

This Note shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of laws that might otherwise govern under applicable principles of conflicts of law.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed the day and year first above written.

GUIDED THERAPEUTICS, INC.

/s/ Mark Faupel
Mark Faupel
COO